SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 4, 2003

SIPEX CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

233 South Hillview Drive, Milpitas CA	95053

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 934-7500

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Transcript of conference call of August 4, 2003 relating to Sipex Corporation’s results for the fiscal quarter ended June 28, 2003.

Item 12. Results of Operations and Financial Condition

     On August 4, 2003, SIPEX Corporation (the “Company” or the “Registrant”) conducted a conference call relating to its results for the fiscal quarter ended June 28, 2003. A transcript of this conference call is attached as Exhibit 99.1.

     The information in this Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of gross profit, which are adjusted from results based on GAAP to exclude certain costs and credits. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating performance. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are a primary indicator used by management for planning and forecasting in future periods. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States, and is not necessarily comparable to non-GAAP results published by other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)

Dated: August 11, 2003	By:	/s/ Phillip A. Kagel

Phillip A. Kagel Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Transcript of conference call of August 4, 2003 relating to Sipex Corporation’s results for the fiscal quarter ended June 28, 2003.